                                                                    EXHIBIT 10.1

                                      LEASE

                                     between

                             THE MOREDUN FOUNDATION

                                  in favour of

                            HYCOR BIOMEDICAL LIMITED

         Subjects:   Ground Floor, Block 1, Pentlands Science Park,
                     Bush, Midlothian

                                      2003
                                SMT.SDK.A0042.034
                                   FAS NO 7646

                                     [LOGO]

                        66 Queen Street Edinburgh EH2 4NE
                   Tel 0131 226 4771 Fax 0131 225 3676 DX ED58
 Also at: 33 Bothwell Street Glasgow G2 6NL Tel 0141 275 4771 Fax 0141 275 4781
                            DX 512815-Glasgow Central
                          Email maildesk@todsmurray.com

                                TABLE OF CONTENTS

DEFINITIONS..................................................................................................        1

LEASED PREMISES AND DURATION.................................................................................        4

TENANTS' OBLIGATIONS.........................................................................................        4

LANDLORDS' OBLIGATIONS.......................................................................................        6

EXCLUSION OF LANDLORDS' LIABILITY............................................................................        6

IRRITANCY ETC................................................................................................        7

NO IMPLIED SERVITUDES........................................................................................        8

SUSPENSION OF RENT...........................................................................................        8

CONSENTS.....................................................................................................        9

NOTICES......................................................................................................        9

DISPUTE BETWEEN TENANTS......................................................................................        9

REGISTRATION.................................................................................................        9

STAMP DUTY CERTIFICATE......................................................................................         9

   SCHEDULE.................................................................................................        10
   PART I...................................................................................................        10
      THE LEASED PREMISES...................................................................................        10
   PART II..................................................................................................        11
      THE BUILDING..........................................................................................        11
   PART III.................................................................................................        12
      ANCILLARY RIGHTS......................................................................................        12
   PART IV..................................................................................................        13
      RESERVED RIGHTS.......................................................................................        13
   PART V...................................................................................................        16
      TENANTS' OBLIGATIONS..................................................................................        16
         TO PAY RENT, SERVICE CHARGE AND INSURANCE PREMIUMS.................................................        16
         OUTGOINGS..........................................................................................        16
         TO PAY FOR UTILITIES...............................................................................        16
         WATER RATES........................................................................................        16
         MAINTENANCE AND REPAIR.............................................................................        16
         REPLACEMENT OF GLASS AND CLEANING OF WINDOWS.......................................................        17
         PAINTING...........................................................................................        17
         ALTERATIONS........................................................................................        17
         PREVENTION OF FUMES................................................................................        18
         STATUTORY REQUIREMENTS.............................................................................        18
         FIRE APPLIANCES....................................................................................        19

         USE................................................................................................        19
         COSTS OF ABATING A NUISANCE........................................................................        19
         NOT TO ENDANGER INSURANCE..........................................................................        19
         INSURANCE OF PLATE GLASS...........................................................................        20
         MAKING GOOD OF UNINSURED LOSS DUE TO TENANTS' DEFAULT..............................................        20
         TO GIVE NOTICE OF DAMAGE...........................................................................        20
         TO PREVENT ENCROACHMENTS...........................................................................        20
         PLANNING ACTS......................................................................................        21
         SIGNS..............................................................................................        22
         TO INFORM LANDLORDS OF DEFECTS.....................................................................        22
         SUPPORT FOR ADJOINING PREMISES.....................................................................        22
         THE STOPPING UP OF DRAINS..........................................................................        22
         TO INFORM LANDLORDS OF NOTICES.....................................................................        23
         TO OBSERVE REGULATIONS.............................................................................        23
         NOT TO SHARE POSSESSION............................................................................        23
         ASSIGNATION AND SUB-LETTING........................................................................        23
         TO INDEMNIFY THE LANDLORDS.........................................................................        24
         EXPENSES...........................................................................................        24
         TO COMPLY WITH TITLES..............................................................................        25
         TO LEAVE IN GOOD REPAIR............................................................................        25
   PART VI..................................................................................................        26
      LANDLORDS' OBLIGATIONS................................................................................        26
         TO INSURE..........................................................................................        26
         REINSTATEMENT......................................................................................        27
         OPTION TO TERMINATE................................................................................        27
         SERVICES...........................................................................................        28
         ACCESS.............................................................................................        28
   PART VII.................................................................................................        29
      RENT REVIEWS..........................................................................................        29
   PART VIII.................................................................................................        3
      SERVICE CHARGE.........................................................................................        3
         SERVICE CHARGE......................................................................................        3
         DEFINITIONS.........................................................................................        3
         ESTIMATES...........................................................................................        3
         ADJUSTMENTS DURING SERVICE YEAR.....................................................................        4
         CERTIFICATION.......................................................................................        4
         TIMES OF PAYMENT....................................................................................        4
         INFORMATION ON SERVICE EXPENDITURE..................................................................        5
         RETENTION...........................................................................................        5
   PART IX...................................................................................................        6
      LANDLORDS' SERVICES (THE BUILDING).....................................................................        6
         TO REPAIR ETC.......................................................................................        6
         TO MAINTAIN SERVICE SYSTEMS, LIGHTING, ETC..........................................................        6
         TO PAY PROPORTION OF EXPENSES OF MAINTAINING MUTUAL WALLS, DRAINS, ETC..............................        6
         PAYMENT OF RATES, ETC...............................................................................        6
         PAYMENT FOR ELECTRICITY, ETC. IN COMMON PARTS.......................................................        6

         ABATEMENT OF NUISANCE, ETC..........................................................................        6
         SERVICE EQUIPMENT...................................................................................        7
         NOTICES.............................................................................................        7
         EMPLOYMENT OF STAFF.................................................................................        7
         EXPENSES OF MANAGEMENT RULES AND REGULATIONS........................................................        7
         ACCOUNTS............................................................................................        7
         COMPLIANCE WITH LOCAL AUTHORITY REQUIREMENTS........................................................        7
         FIRE FIGHTING EQUIPMENT.............................................................................        7
         ADDITIONAL SERVICES.................................................................................        8
         VAT.................................................................................................        8
         EXCLUSIONS FROM SERVICE CHARGE......................................................................        8
   PART X....................................................................................................        9
      LANDLORDS' SERVICES (THE PARK).........................................................................        9
         TO REPAIR ETC.......................................................................................        9
         TO CLEAN AND LIGHT..................................................................................        9
         TO INSURE...........................................................................................        9
         PAYMENT OF RATES ETC................................................................................        9
         PAYMENT OF ELECTRICITY ETC IN COMMON PARTS..........................................................        9
         ABATEMENT OF NUISANCE ETC...........................................................................        9
         SERVICE EQUIPMENT...................................................................................       10
         NOTICES............................................................................................        10
         EMPLOYMENT OF STAFF................................................................................        10
         EXPENSES OF MANAGEMENT RULES AND REGULATIONS.......................................................        10
         ACCOUNTS...........................................................................................        10
         COMPLIANCE WITH LOCAL AUTHORITY REQUIREMENTS.......................................................        10
         FIRE FIGHTING EQUIPMENT............................................................................        10
         ADDITIONAL SERVICES................................................................................        11
         VAT................................................................................................        11
         EXCLUSIONS FROM SERVICE CHARGE.....................................................................        11

                                                           L E A S E

                                                           between

                                            THE MOREDUN FOUNDATION, a Company
                                            limited by guarantee and not having
                                            a share capital (Registered Number
                                            SC151865) incorporated under the
                                            Companies Acts and having their
                                            Registered Office formerly Four
                                            Hundred and Eight Gilmerton Road,
                                            Edinburgh and now at Pentlands
                                            Science Park, Bush Loan, Penicuik,
                                            Midlothian (hereinafter called "the
                                            Landlords") of the first part

                                                           and

                                            HYCOR BIOMEDICAL LIMITED,
                                            incorporated under the Companies
                                            Acts (Registered Number SC 122739)
                                            and having their Registered Office
                                            at Douglas House, Pentlands Science
                                            Park, Penicuik, EH26 0PL
                                            (hereinafter called "the Tenants")
                                            of the second part

IT IS CONTRACTED AND AGREED between the Landlords and the Tenants as follows:

1        DEFINITIONS

         1.1 In this Lease unless the context otherwise requires the following expressions shall have the following meanings respectively:

                  "ANCILLARY RIGHTS" shall mean those rights and others specified in Part III of the Schedule;

                  "BUILDING" shall mean the Subjects described in Part II of the Schedule;

                  "COMMON PARTS" in relation to the Building shall mean the Building under exception of (i) the Leased Premises and (ii) all other parts of the Building let or capable of being let as office accommodation to occupational tenants and in relation to the Park shall mean the Park under exception of all buildings or other areas within the Park let or capable of being let or used for owner occupation and without prejudice to that generality shall include the perimeter fences, gates, barriers, security systems and gatehouse, the roadways, footpaths and car parking areas and the landscaped areas;

                  "THE PRINCIPLES OF GOOD ESTATE MANAGEMENT" means in relation to the exercise by or on behalf of the Landlords of any discretionary power or right under this Lease the exercise of such right or power in a manner consistent with the character and situation of the Leased Premises and which has due regard to the interests not only of the Landlords but also of the Tenants and any other tenants of other parts of the Building and/or the Park as the case may be;

                  "INSURED RISKS" shall mean those risks against which the Landlords are obliged to effect insurance in accordance with Clause 1 of Part VI of the Schedule;

                  "LANDLORDS" shall mean the Landlords and in substitution therefor all persons deriving title to the Landlords' part of this Lease;

                  "LANDLORDS' OBLIGATIONS" shall mean those obligations and others specified in Part VI of the Schedule;

                  "LEASED PREMISES" shall mean the premises described in Part I of the Schedule;

                  "THE PARK" shall mean Pentlands Science Park, Bush, Midlothian as the boundaries thereof are shown by a bold dotted black line on Plan 1 aftermentioned;

                  "PLANS" shall mean the plans marked respectively Plan 1 (Site
                  Plan) and Plan 2 (Ground and First Floor Plan) annexed and executed as relative to this Lease (which plans are demonstrative only and not taxative);

                  "PLANNING ACTS" shall mean the Town and Country Planning (Scotland) Act 1997, the Planning (Listed Buildings) and Conservation Areas (Scotland) Act 1997, the Planning (Hazardous Substances) (Scotland) Act 1997 and the Planning (Consequential Provisions) (Scotland) Act 1997 and any future legislation of a similar nature;

                  "RENT PAYMENT DAY" shall have the meaning ascribed to it in Clause (THIRD) 2(a) of this Lease;

                  "RESERVED RIGHTS" shall mean those rights and others specified in Part IV of the Schedule;

                  "SCHEDULE" shall mean the Schedule annexed and executed as relative hereto the terms of which shall be deemed to form part of this Lease;

                  "SERVICE CHARGE" shall mean the charge payable by the Tenants ascertained in accordance with the provisions of Part VIII of the Schedule;

                  "SERVICE SYSTEMS" shall mean the pumps, valves, man-holes, meters, connections, channels, heating and cooling installations, hot water systems and boilers, ventilation ducting, lift, drains, sewers, pipes, wires and cables or other conducting media in, on, over, under, passing through or otherwise serving the Building or any part thereof and all plant and equipment relative thereto;

                  "SPECIFIED RATE" shall mean the rate of four per centum per annum above the Bank of Scotland base lending rate for the time being in force declaring that in the event of there ceasing to be a Bank of Scotland base lending rate there shall be substituted therefor such base rate as shall be a generally accepted base rate at the time as the same shall be determined by the Landlords acting reasonably;

                  "STRUCTURE OF THE BUILDING" shall mean the main fabric of the Building including without prejudice to the generality the structural walls (internal and external) building frame, columns and balconies, floors, floor slabs, foundations, main joists, roofs, exterior of the window frames, steps, paved areas, footpaths, gates, fences and walls;

                  "TENANTS" shall mean the party designed as the Tenants herein and in substitution therefor their permitted successors and assignees and if this Lease shall at any time be vested in more than one person as Tenants such expression shall include each of them and the liability of each such person under any obligation on the part of the Tenants in this Lease shall be joint and several provided that in no circumstances shall the provisions of this Lease be capable of being interpreted so as to impose continuing liability on any person in respect of the Tenants' obligations hereunder after a permitted assignation of that person's interest in this Lease;

                  "TENANTS' OBLIGATIONS" shall mean those conditions, obligations and others specified in Part V of the Schedule; and

                  "VAT" shall mean Value Added Tax and shall include any tax of a similar nature imposed in substitution for or in addition to Value Added Tax.

         1.2 Any reference to an enactment (whether generally or specifically) shall be construed as a reference to that enactment as amended, extended, re-enacted or applied by or under any other enactment and shall include all instruments, orders, plans, regulations, bye-laws, permissions and directions and others made or intended thereunder or deriving validity therefrom.

         1.3 Words or expressions importing the singular number shall include the plural number and vice versa and words importing persons shall include companies and corporations and vice versa.

         1.4 Words or expressions importing the masculine gender shall include the feminine gender and vice versa; and words or expressions importing the neuter gender only shall include the masculine and feminine genders and vice versa.

         1.5 The index and marginal headings herein are inserted for convenience of reference only and are not deemed to form part of these presents nor shall they affect the construction thereof.

         1.6 If at any time the Tenants hereunder shall be a firm the obligations undertaken by the Tenants under this Lease shall be binding upon such firm and upon any other firm or person who takes over or becomes entitled to take over the assets of the firm during the period of this Lease and upon all persons who are or become partners of such firm or such other firm at any time during the period of this Lease and the respective executors and representatives whomsoever of all such partners and persons and that all jointly and severally; And such obligations shall be enforceable notwithstanding that any such partner or person dies or ceases for any reason to be a partner of such firm or such other firm declaring (First) that the Landlords shall not withhold consent to assignation of this Lease to new and/or additional trustees for such firm or partnership and (Second) on the death, retiral or outgoing of any individual partner whether or not this Lease has been formally vested in him as a trustee the Landlords shall not unreasonably withhold consent to the discharge of said individual or his representatives provided the remaining partners are of sound financial standing and demonstrably capable of fulfilling the obligations of the Tenants under this Lease.

2        LEASED PREMISES AND DURATION

         The Landlords in consideration of the rent and other prestations hereinafter specified hereby let to the Tenants ALL and WHOLE the Leased Premises together with the Ancillary Rights but reserving to the Landlords and all others entitled thereto hereunder the Reserved Rights and that for the period from and including the First day of April Nineteen hundred and Ninety-seven (which notwithstanding the date or dates hereof is declared to be the date of entry hereunder) until the First day of October Two thousand and eleven. Provided however that the Tenants shall be entitled on giving to the Landlords not less than six months' notice in writing to terminate this Lease from the First day of October Two thousand and six.

3        TENANTS' OBLIGATIONS

         The Tenants hereby bind and oblige themselves throughout the currency of this Lease:

         3.1      Tenants' Obligations

                  to observe and perform the Tenants' Obligations; and

         3.2      Rent etc.

                  to pay to the Landlords:

                  a)       Rent

                           without any written demand therefor the following rent for the relevant year of the duration of this Lease:-Year one (which shall mean the period 1st April 1997 to 30th September 1997 inclusive) TWENTY FIVE THOUSAND SEVEN HUNDRED AND SIXTY NINE POUNDS (L25,769.00) STERLING; Year two (which shall mean the period 1st October 1997 to 30th September 1998 inclusive) FIFTY ONE THOUSAND FIVE HUNDRED AND THIRTY EIGHT POUNDS (L51,538) STERLING; Year three (which shall mean the period 1st October 1998 to 30th September 1999 inclusive) FIFTY FOUR THOUSAND SEVEN HUNDRED AND SIXTY NINE POUNDS (L54,769) STERLING; Year four (which shall mean the period 1st October 1999 to 30th September 2000) FIFTY FOUR THOUSAND SEVEN HUNDRED AND

                           SIXTY NINE POUNDS (L54,769) STERLING; Year five (which shall mean the period 1st October 2000 to 30th September 2001) FIFTY EIGHT THOUSAND POUNDS (L58,000) STERLING and thereafter the sum of SIXTY SEVEN THOUSAND ONE HUNDRED AND FIFTY POUNDS (L67,150) STERLING or such greater sum as may be substituted therefor in accordance with the provisions of Part VII of the Schedule and, if the Landlords have opted or so opt or if otherwise payable by law, VAT thereon at the standard rate (or, if at any time in the future the standard rate shall no longer apply to rents, such rate as shall then be applicable) payable said rent without any deductions whatsoever (other than required by law) by four equal quarterly payments in advance at the term of Candlemas (Twenty eighth February), Whitsunday (Twenty eighth May), Lammas (Twenty eighth August) and Martinmas (Twenty eighth November) in each year (each of which dates is hereinafter in this Lease referred to as a "Rent Payment Day") the first of such payments becoming due and payable on the First day of April Nineteen hundred and ninety seven being a proportionate payment for the period from and including that date to the Rent Payment Day next occurring thereafter and the next payment at the said Rent Payment Day for the succeeding quarter and so forth quarterly, termly and proportionately thereafter during the whole currency hereof;

                  b)       Service Charge

                           the Service Charge at the times specified in and as ascertained in accordance with the provisions of Part VIII of the Schedule;

                  c)       Insurance Premiums

                           on demand 58% of all premiums paid by the Landlords for insuring the Building against the Insured Risks; and

                  d)       Interest

                           on demand interest at the Specified Rate on any sum of money payable under this Lease which shall remain unpaid after the expiry of fourteen days after the date upon which the same became due and that from the due date for payment until payment thereof;

                           Provided that:

                           i) nothing in this Clause contained shall entitle the Tenants to withhold any payment of rent or Service Charge after the relevant Rent Payment Day or any insurance premiums after the due date for payment;

                           ii) the acceptance of or demand for rent, Service Charge or insurance premium by or on behalf of the Landlords with knowledge of a breach of any of the obligations on the part of the Tenants herein contained shall not by itself be deemed to be a waiver by the Landlords of any such breach or to imply any agreement by the Landlords to waive any such breach and acceptance by the Landlords of part payment of rent or Service Charge and any other sum due by the Tenants to the Landlords shall not be deemed to be acceptance of the whole of such rent, Service Charge or other payment and the Tenants shall not in any proceedings be entitled to rely by itself on any such acceptance or demand.

4        LANDLORDS' OBLIGATIONS

         The Landlords bind and oblige themselves as follows:

         4.1 To observe and perform throughout the currency of this Lease the Landlords' Obligations provided that the Landlords shall not be liable for failure to perform such obligations owing to
                  (i) any cause outwith the immediate and direct control of the Landlords and in particular (but without prejudice to the generality of the foregoing) save where the same shall arise due to any negligent act, omission or default on the part of the Landlords or any person for whom the Landlords are legally responsible the Landlords shall not be so liable to the Tenants or the Tenants' employees or those claiming through or under the Tenants for the failure or breakdown of any of the Service Systems or the failure or breakdown of any of the usual or normal services within the Building; and

         4.2 To warrant this Lease to the Tenants but so that the Landlords do not warrant that the Leased Premises or any part thereof are authorised for use under the Planning Acts for any specific purpose.

5        EXCLUSION OF LANDLORDS' LIABILITY

         5.1 So far as permitted by law and save where the same shall arise in consequence of the Landlords' failure to implement any of their obligations under this Lease, or otherwise as a result of any negligent act, omission, or default on the part of the Landlords or any person for whom the Landlords are legally responsible the Landlords shall not be liable to the Tenants or any sub-tenant, servant, agent, licensee or invitee of the Tenants or other person occupying or on the Leased Premises or any part thereof or calling upon the Tenants or such other persons as aforesaid for any accident, happening or injury suffered by any person in the Leased Premises or the Common Parts of the Building or any part thereof or damage to or loss of any furnishings and/or stock or other property in the Leased Premises.

         5.2 Save where the same shall arise in consequence of the Landlords' failure to implement any of their obligations under this Lease, or otherwise as a result of any negligent act, omission, or default on the part of the Landlords or any person for whom the Landlords are legally responsible the Landlords shall not be liable to the Tenants or any sub-tenant or others as aforesaid nor shall the Tenants or any sub-tenant or others as aforesaid have any claim against the Landlords in respect of the bursting, leaking or failure of oil, gas, water or soil pipes or the choking, stoppage or overflow thereof or of the public sewers, drains, gutters, rhones or conductors or failure, fusing or breakdown of the electricity supply or any appliance.

6        IRRITANCY ETC.

         If the rent, Service Charge or other payments herein stipulated for or any part or parts thereof shall be unpaid for a period of twenty one days after the same shall have become due or if default shall be made in the performance or observance of any of the other obligations, conditions or agreements on the part of the Tenants contained in this Lease or in any deed or document entered into between the Landlords and the Tenants with reference to this Lease or if the Tenants being a body corporate shall go into liquidation whether voluntary or compulsory (other than a voluntary liquidation of a solvent company for the purpose of amalgamation or reconstruction) or shall have a Receiver or Administrator or Administrative Receiver appointed of the whole or any part of the property of the Tenants or being a firm or an individual or individuals if any of them shall become insolvent or apparently insolvent or make any assignation for the benefit of creditors or enter into an agreement or make any arrangements with creditors for the liquidation of the debts of the Tenants by composition or otherwise then and in any such case the Tenants shall at the option of the Landlords forfeit all right and title under these presents and if such option of forfeiture shall be exercised the Lease hereby granted and all transmissions thereof and all that has followed or can competently follow hereon shall be ipso facto void and null and the Leased Premises shall thereupon revert to the Landlords as if these presents had never been granted but without prejudice to any right of action or remedy by the Landlords to recover all arrears of rent, Service Charge or other sums due by the Tenants to the Landlords or in respect of any antecedent breach of the Tenants' Obligations (including without prejudice to the generality right to the Landlords to recover from the Tenants all loss and damage which the Landlords may have sustained by the Tenants' default); Provided that in the case of a breach, non-observance or non-performance by the Tenants which is capable of being remedied, the Landlords shall not exercise such option of forfeiture unless and until they shall first have given written notice to the Tenants and to every Creditor in any existing Standard Security and/or Floating Charge over the Tenants' interest in the Lease or any part thereof ("the Creditor") of whom notice shall have been given to the Tenants by the Landlords requiring the same to be remedied(under threat of irritancy) and the Tenants or the Creditor shall have failed to remedy the same within such reasonable time (having regard to the nature of the breach complained of) as the Landlords shall prescribe which in the case of non-payment of rent or Service Charge or other sums shall be a period of twenty-one days only: PROVIDED ALWAYS THAT the Landlords' right of irritancy herein contained may not be exercised in the case of the Tenants becoming insolvent or apparently insolvent or going into liquidation (other than for the purpose of reconstruction or amalgamation) or suffering a receiver, administrator or administrative receiver to be appointed unless and until it shall first allow the interim trustee or permanent trustee or the liquidator, receiver, administrator or administrative receiver as the case may be (such interim trustee and others being hereinafter generically referred to as "the Insolvency Practitioner") and the Creditor a period of six months (reckoning from the date of appointment of the Insolvency Practitioner) in which to dispose of the interest of the Tenants under this Lease (on the same terms as are set out in this Lease) but only if the Insolvency Practitioner or the Creditor as the case may be shall undertake to fulfil all outstanding obligations, including payment of monies, incumbent upon the Tenants under this Lease whether relating to a period before or after the said date of appointment until the expiry of the said period of six months if there is no permitted disposal of this Lease within said period or where such disposal occurs, the date of entry thereunder whether before or after such expiry or, the date of entry under a permitted disposal of this Lease, and the Landlords shall be entitled to terminate this Lease as aforesaid only if the Insolvency Practitioner or the Creditor as the case may be shall fail to implement the obligations incumbent on them in terms of this Clause or the Insolvency Practitioner and the Creditor shall fail to dispose of the Tenants' interest within the said period.

7        NO IMPLIED SERVITUDES

         Nothing contained in this Lease shall by implication of law or otherwise operate to confer on the Tenants any servitude right or privilege whatsoever over or against any adjoining or other property belonging to the Landlords (whether forming part of the Building or not) which might restrict or prejudicially affect the future rebuilding, alteration or development of such adjoining or other property nor subject as aftermentioned shall the Tenants be entitled to compensation for any disturbance caused or suffered thereby nor shall the Tenants make or permit to be made any claim in respect of any works of construction, building, alteration, addition or repair carried out upon any land or property adjoining or near any part of the Leased Premises by the Landlords or any person authorised by the Landlords PROVIDED ALWAYS suitable means of access to the Leased Premises shall be maintained at all times and that any such works shall be carried out with as little interference to the Tenants as reasonably possible and so as to cause the minimum practical interruption to the supply of services via the Service Systems, according to the nature of the works involved and the Landlords shall, as soon as reasonably practicable thereafter, make good at their own cost all damage thereby occasioned to the Leased Premises the Building and the Park.

8        SUSPENSION OF RENT

         If at any time during the currency of this Lease:

         8.1 the Leased Premises or any part thereof shall be destroyed by reason of any of the Insured Risks; or

         8.2 the Leased Premises or any part thereof or any part of the Building shall be so damaged by any of the Insured Risks as to render the Leased Premises incapable of occupation and use in accordance with the provisions hereof;

                  and except to the extent that (in either case) the insurance policy or policies effected by the Landlords pursuant to their obligations hereunder shall have been rendered void or payment of the policy monies refused in whole or in part in consequence of any act or default of the Tenants or those for whom the Tenants are legally responsible the rent and Service Charge payable hereunder or (where part only of the Leased Premises has been destroyed or rendered incapable of use) a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended until the Leased Premises or such part of the Building thereof shall be rendered capable of occupation and use in accordance with the provisions hereof. In the event of dispute as to the amount of rent or Service Charge to be abated or the time for which it shall be abated such dispute shall be settled by a single arbiter agreed upon between the Landlords and the Tenants or failing agreement appointed upon the application of either by the Chairman (or Senior Office bearer) for the time being of The Royal Institution of Chartered Surveyors in Scotland. The expenses of the said arbiter shall be borne as directed by the said arbiter and failing any such direction equally. Notwithstanding damage to or the destruction of the Leased Premises or the Building or any part or parts thereof by fire or otherwise the tenancy under the foregoing Lease shall continue and save as hereinbefore provided in this Clause (EIGHTH) the said rent, Service Charge and insurance premiums shall continue to be payable.

9        CONSENTS

         9.1 Where under any provision of this Lease the consent or approval of the Landlords is required:

                  a)       such consent or approval shall be in writing;

                  b) in considering any such request for consent or approval the Landlords shall act in accordance with the Principles of Good Estate Management.

         9.2 Where under any provision of this Lease any matter is stated to be to the satisfaction of the Landlords the Landlords shall be bound to act reasonably in determining whether or not such matter is to their satisfaction.

10       NOTICES

         Any notice, intimation, request or consent under this Lease shall be in writing. Any notice to the Tenants (if a body corporate) shall be sufficiently served if sent by Recorded Delivery post to or left at the Registered Office of the Tenants and (if the Tenants shall be an individual or individuals or a firm) shall be sufficiently served if sent by Recorded Delivery post to or left at the Leased Premises or sent by Recorded Delivery post to or left at his or their respective last known address or addresses in Great Britain or Ireland. Any notice to the Landlords shall be sufficiently served if sent by Recorded Delivery post to or left at the Registered Office of the Landlords or the office or principal office of the managing agents (if any) of the Landlords and (if the Landlords at any time shall be an individual or individuals or a firm) shall be sufficiently served if sent to or left at his or their last known address in Great Britain or Ireland or the office or principal office of the managing agents (if any) of the Landlords. Any notice sent by First Class Recorded Delivery shall be deemed to have been duly served at the expiry of forty eight hours after the time of posting. In proving service it shall be sufficient to prove that the envelope containing the notice was duly addressed to the Tenants or the Landlords (as the case may be) in accordance with this Clause and posted to or left at the place to which it was so addressed.

11       DISPUTE BETWEEN TENANTS

         In case any dispute or controversy shall at any time or times arise between the Tenants and the tenants or occupiers of any other premises within the Building relating to the Common Parts, the Ancillary Rights, the Service Systems the same shall from time to time be settled and determined by the Landlords or the managing agents (if any) of the Landlords (if they shall think fit) in such reasonable manner as the Landlords or their managing agents (acting reasonably) direct in writing to which determination the Tenants shall from time to time submit provided that the Landlords have taken the party or parties with whom the dispute or controversy has arisen similarly bound.

12       REGISTRATION

         The parties hereto consent to registration hereof and of all Memoranda by or on behalf of the parties and of all certificates relative thereto for preservation and execution.

13       STAMP DUTY CERTIFICATE

         The parties hereto certify that there are no Missives of Let (constituting a Lease) to which this Lease give effect: IN WITNESS WHEREOF

   THIS IS THE SCHEDULE REFERRED TO IN THE FOREGOING LEASE BETWEEN THE
                 MOREDUN FOUNDATION AND HYCOR BIOMEDICAL LIMITED

                                    SCHEDULE

                                     PART I

                               THE LEASED PREMISES

ALL and WHOLE those premises on the ground floor of the Building as the said premises are shown outlined in red on Plan 1 declaring that:

1        There shall be included in the Leased Premises:

         1.1 all permitted additions, alterations and improvements (except Tenants' and trade fittings and fixtures) hereafter made on or about the Leased Premises;

         1.2 all Landlords' plant, equipment, fixtures and fittings within the Leased Premises so far as relating exclusively thereto (including all carpets and light fittings, if any, provided by the Landlords);

         1.3 the internal faces of all external and structural walls and columns, one half in thickness of any non-structural wall which forms a boundary of the Leased Premises, the whole of any other non-structural walls and columns of the Leased Premises, the ceiling and floor screeds of the Leased Premises, the floor boards and all internal plasterwork finishing and decoration;

         1.4 every part of all doors, windows, window frames (but not the exterior of the window frames) and the glass thereof and fastenings on doors and windows; and

         1.5 every part of the Service Systems within the Leased Premises (so far as exclusively serving the Leased Premises).

2        There shall be excluded from the Leased Premises:

         2.1 the Service Systems therein insofar as not exclusively serving the Leased Premises;

         2.2      the air space (if any) above the Leased Premises; and

         2.3 the external walls of the Leased Premises (other than the internal faces thereof) and any part of any wall, column, ceiling or floor of the Leased Premises forming part of the Structure of the Building.

                                     PART II

                                  THE BUILDING

ALL and WHOLE the office building known as and forming Multi-occupancy Building One the solum of which is shown outlined in red on Plan 1 within Pentlands Science Park, Bush, Midlothian which Park is shown outlined in red on Plan 2 and comprises parts and portions of (FIRST) All and Whole that area of ground lying generally to the north or northwest of the A701 public road from Edinburgh to Penicuik at Milton Bridge by Penicuik in said County described (Second) in, disponed by and shown delineated in green on the plan annexed and executed as relative to, the Feu Disposition by The University Court of the University of Edinburgh in favour of the Trustees for the Animal Diseases Research Association dated Sixth September and recorded in the Division of the General Register of Sasines applicable to the County of Midlothian on Eighth October both in the year Nineteen hundred and Ninety one and (SECOND) All and Whole that area of ground at Milton Bridge, By Penicuik in said County described in, disponed by and shown delineated by a red line on the plan annexed and executed as relative to the Disposition by The University Court of the University of Edinburgh in favour of the Trustees for the Animal Diseases Research Association dated Eighth October and recorded in the said Division of the General Register of Sasines on Fifth November in the year Nineteen hundred and Ninety two.

                                    PART III

                                ANCILLARY RIGHTS

1 A right in common with the Landlords and tenants and occupiers of other premises in the Building to:

         1.1      ACCESS

                  the use of the main entrance, entrance hall, staircases, passages, corridors and landings of the Building as a means of access to and egress from the Leased Premises;

         1.2      TOILETS

                  the use of the toilet and shower room accommodation at ground floor level in the Building;

         1.3      PASSAGE OF UTILITIES

                  the free passage of ventilation, heating, water, soil, gas, electricity, telephone and other services in and through that part of the Service Systems serving the Leased Premises; and

         1.4      SUPPORT

                  support, shelter and protection from adjoining and adjacent premises within the Building.

2 A right in common with the Landlords and the tenants and occupiers of other premises in the Park to

         2.1 use for access to and egress from the Building and the car parking spaces aftermentioned for vehicles and pedestrians the roadways of the Park entering and exiting at the public road known as Bush Loan.

         2.2      use for pedestrians the footpaths of the Park;.

         2.3 use for amenity and recreation such parts of the Park as the Landlords may from time to time designate for these purposes.

3 Right of exclusive use of the ten car parking spaces shown outlined in green on Plan 1.

                                     PART IV

                                 RESERVED RIGHTS

1 There are reserved to the Landlords their servants, agents and workmen and all other persons authorised by them including the tenants and occupiers of other parts of the Building and any other person having an interest therein:

         1.1      PASSAGE OF UTILITIES

                  the right of free passage and use of ventilation, heating, water, soil, gas and electricity and other services in and through the Service Systems in, under, over or passing through the Leased Premises; and

         1.2      SUPPORT

                  the right of support, shelter and protection for the adjoining and adjacent parts of the Building from the Leased Premises.

2 There are reserved to the Landlords, their servants, agents and workmen and all other persons authorised by them:

         2.1      ENTRY FOR REPAIR

                  the right to enter upon the Leased Premises at all reasonable times (upon not less than forty eight hours' prior notice except in the case of emergency) for the purpose of inspecting, cleaning, repairing or where necessary renewing any part of the Building including any part of the Service Systems and of installing (whether by way of replacement or extension) new or additional parts of any of the Service Systems in, upon, under, over, through or near to the Leased Premises or any part or parts thereof;

         2.2      TO ALTER ETC. THE BUILDING

                  The right at any time to build, rebuild or make alterations to or carry out other works upon any part of the Building not included in the Leased Premises and to erect, place or attach any necessary scaffolding, ladders or other equipment to any part of the Leased Premises and for such purpose to have all necessary rights of access to the Leased Premises in connection therewith. No scaffolding will be erected without prior consultation with the Tenants.

         2.3      TO ATTACH FIXINGS

                  the right to affix to the outside flank or main walls of the Leased Premises any such items which may be considered by the Landlords acting reasonably to be requisite or desirable including but not limited to fire escapes, information panels, public lighting (with lamps attached) and street names. No scaffolding will be erected without prior consultation with the Tenants.

                  The Landlords and others as aforesaid shall be entitled to exercise the foregoing rights notwithstanding that any privilege or amenity for the time being pertaining to or enjoyed by the Leased Premises may be thereby interrupted or interfered with, provided always that (i) there shall be no permanent interference with access to the Leased Premises and
                  (ii) the Landlords in the exercise of the powers reserved to them by this Clause shall make good or procure that there shall be made good damage thereby occasioned to the Leased Premises and to the Tenants' fixtures and fittings and such reserved powers shall be exercised in such manner as to cause as little interference as is reasonably possible to the business of the Tenants.

3        There are reserved to the Landlords and their managing agents (if any):

         3.1      RE-LETTING AND SALE

                  the right at any time within twelve months before the expiration or sooner termination of this Lease to enter upon the Leased Premises to fix upon any suitable part thereof (but not in the windows) a notice board for reletting or selling the Leased Premises and the Tenants shall permit all persons authorised by order in writing of the Landlords or their managing agents on giving reasonable notice (which shall not be less than forty eight hours) to view the Leased Premises at all reasonable hours in the day time without interruption or interference; and

         3.2      MISCELLANEOUS RIGHTS OF ENTRY, ETC.

                  the right to enter upon the Leased Premises or any part thereof on reasonable prior notice (which shall not be less than forty eight hours except in case of emergency) with or without workmen and others for any of the following purposes:

                  a) to examine the state and condition of the Leased Premises and all defects and wants of repair thereof and to give notice in accordance with Clause 10 of the foregoing Lease requiring the Tenants to repair and make good all defects and works of repair for which the Tenants are responsible in terms of this Lease within such reasonable time as shall be specified in such notice;

                  b) to amend any defects and execute any repairs and works which the Tenants shall have failed to do in material breach of the obligations under this Lease of the Tenants or any sub-tenant and to recover from the Tenants the reasonably incurred cost thereof (including any surveyors' or other professional fees incurred and VAT thereon) such cost being repaid by the Tenants to the Landlords within fourteen days of demand and if not so paid being recoverable by the Landlords with interest thereon at the Specified Rate from the date or dates of demand;

                  c) to ascertain whether any unauthorised additions or alterations have been made to or in the Leased Premises and also whether any additions or alterations authorised by the Landlords pursuant to any provision of this Lease have been carried out in accordance with the consent given by the Landlords and the requirements of the competent Planning and Building Authorities;

                  d) to take inventories of the Landlords' fittings and fixtures in and upon the Leased Premises; and

                  e) for any other proper purpose connected with the interest of the Landlords in the Leased Premises or their disposal or lease.

4 There is reserved to the Landlords the right on giving notice to the Tenants to make regulations for the management of the Park including without prejudice to that generality regulations governing (i) security at the entrance(s) to and/or within the Park, (ii) fire precautions,
         (iii) traffic circulation including one-way operation, (iv) refuse disposal and (v) control of building operations provided always that said regulations are reasonable and are formed in accordance with the Principles of Good Estates Management.

                                     PART V

                              TENANTS' OBLIGATIONS

1        TO PAY RENT, SERVICE CHARGE AND INSURANCE PREMIUMS

         To pay the rent, Service Charge, insurance premiums and other payments herein stipulated for at the times and in the manner provided in this Lease.

2        OUTGOINGS

         During the subsistence of this Lease to pay all rates, taxes, charges, duties, levies, assessments, outgoings and impositions of whatever description whether parliamentary, regional, district, municipal, parochial, local or of any other description and whether of the nature of capital or revenue which now are or shall at any time hereafter during the currency of this Lease be taxed, assessed, charged, rated or imposed upon or payable in respect of the Leased Premises or any part thereof or upon the Service Charge relating thereto or upon the supply of services in respect thereof (whether or not recurring and whether of an existing or novel nature) and whether on the Landlords or the Tenants or on the owner or occupier thereof in respect of the Leased Premises (including any future such payments whether the same shall or shall not be in the nature of those now in being) excepting only taxes and assessments (other than VAT) on rent or arising in consequence of the Landlords' dealings with the Landlords' interest in the Leased Premises.

3        TO PAY FOR UTILITIES

         3.1 To pay to the relevant suppliers all charges for gas, electricity, telecommunication services and water exclusively supplied to the Leased Premises and the annual rent of any meter or meters exclusively supplied to the Leased Premises and to keep the Landlords indemnified against any of such liabilities; and

         3.2 To observe and perform at the expense of the Tenants so far as the same relate to the Leased Premises all present and future regulations and requirements of the gas, electricity, telecommunications and water supply authorities and to keep the Landlords indemnified against any breach, non-observance or non-performance thereof.

4        WATER RATES

         To pay and discharge any water rates which may be directly or indirectly assessed by the Local Water Authority on the Leased Premises.

5        MAINTENANCE AND REPAIR

         At the expense of the Tenants to repair and keep in good and substantial repair and maintained, heated, aired and cleansed in every respect all to the satisfaction of the Landlords acting reasonably the Leased Premises and to repair and when beyond economic repair, replace all Landlords' equipment, fixtures and fittings within the Leased Premises (such replacements to be of a similar kind and quality to the items (when new) which they replace) and from time to time in the event of destruction, damage or decay (but subject to the proviso aftermentioned) to replace, renew or rebuild whenever necessary the Leased Premises and all additions thereto all to the satisfaction of the Landlords (acting reasonably) and that irrespective of the cause or reason for such destruction, damage or decay and irrespective of any latent or inherent defects therein and prior to such replacement, renewal or rebuilding to submit to the Landlords for their approval plans and specifications thereof and it shall be the responsibility of the Tenants before commencing any such works on or to the Leased Premises to obtain all necessary planning permissions, building authority approvals and any other necessary permissions, approvals or licences providing however that, (a) the Tenants shall not be liable in terms of this Clause to the extent that the Leased Premises or any part or parts thereof shall have been destroyed or damaged by any of the Insured Risks but subject always to the provisions of Clause 16 of this Part of the Schedule and
         (b) if, in the Landlords' reasonable opinion, any works which the Tenants are obliged in terms of this Clause to carry out to the Leased Premises may be more conveniently or can only be carried out in conjunction with works on or in relation to adjoining premises or other parts of the Building the Landlords, subject to giving the Tenants not less than eighteen hours' prior written notice of their intention to do so may (but shall not be bound to) carry out such works and in such event the Tenants shall refund to the Landlords the sum representing such proportion of the reasonably and properly incurred costs thereof as shall be fair and reasonable in the circumstances subject always to the provisions of Clause 16 of this part of the Schedule;

6        REPLACEMENT OF GLASS AND CLEANING OF WINDOWS

         To keep the windows of the Leased Premises and the glass in good condition and replace all broken or cracked glass (including plate glass) with glass of the same nature, quality and thickness as soon as it has become cracked or broken and to clean the windows of the Leased Premises at least once in every month.

7        PAINTING

         Once in every five years and also in the year preceding the termination of this Lease (howsoever the same may be determined) in a good and workmanlike manner to paint, whiten or colour with at last two coats of good quality paint all such parts of the Leased Premises as have been previously or are usually or ought to be painted, whitened or coloured and at the same time to redecorate, all such portions of the Leased Premises as are usually or have previously been so treated provided that in the last year of this Lease the tints, colours and patterns of all such works of decoration shall be such as shall be approved by the Landlords acting reasonably.

8        ALTERATIONS

         8.1 Not at any time during the currency of this Lease without the previous consent in writing of the Landlords being first obtained, such consent not to be unreasonably withheld or delayed, nor if such consent shall be given except in accordance with plans and specifications previously submitted in duplicate to and approved by the Landlords nor except to the reasonable satisfaction of the Landlords to make any improvements to the Leased Premises or in any way annex the Leased Premises or any part thereof to any adjoining premises or to make or permit or suffer to be made any alterations or additions whatsoever or to the Leased Premises or (without prejudice to the generality of the foregoing) to change or permit or suffer to be changed the design, layout, appearance or architectural features of the Leased Premises or the dimensions, shape or style of the windows or window frames or in or to any part of the Service Systems situated within the Leased Premises or use or permit the use of any part of the Service Systems within the Leased Premises for any purpose other than that for which they are designed but provided that the Tenants may instal, alter or remove internal partitioning of a non-structural nature subject to providing the Landlords with full details of the Tenants' intentions in that regard prior to the commencement of such works.

         8.2 Without prejudice to the generality of sub-clause (a) of this Clause not at any time during the currency of this Lease to make any alteration or addition to the electrical installation of the Leased Premises save in accordance with the terms and conditions laid down by the Institution of Electrical Engineers and the regulations of the electricity supply company.

         8.3 At the expense of the Tenants to remove any erections additions or alterations made without the previous consent in writing of the Landlords or in respect of which the permission of the Planning Authority is withdrawn or lapses.

         8.4 At the expiry or earlier termination of this Lease forthwith if called upon to do so by the Landlords by notice given not less than three months prior to the date of such expiry or earlier termination to reinstate and restore at the cost of the Tenants the Leased Premises to the state, condition and form in which they were prior to the carrying out of any alterations or others approved as aforesaid but only to the extent that the same may be reasonably required by the Landlords.

9        PREVENTION OF FUMES

         To carry out to the reasonable satisfaction of the Landlords or their managing agents such works that may be required:

         9.1 to avoid or prevent any overheating of or percolating (which shall have arisen from the act or neglect of the Tenants) of smoke or fumes through the flues and ventilation ducts (if any) of the Leased Premises with as little as practicable disturbance to the Service Systems the Tenants making good any damage resulting from such overheating or percolating; and

         9.2 to avoid or prevent the escape from the Leased Premises of any malodorous smell.

10       STATUTORY REQUIREMENTS

         Excepting only such works as may require to be carried out as a result of the occurrence of any of the Insured Risks (subject to Clause 16 of this part of the Schedule), at the expense of the Tenants to comply with all obligations (whether relating to the Leased Premises, the employment of persons therein, fixtures, machinery, plant or equipment thereon or the business carried on therein or any other matter connected to the Leased Premises or any contents thereof) imposed by any enactment or lawfully directed or required by any local or other competent authority or Court of competent jurisdiction and that whether on the owner or occupier and at the expense of the Tenants to do and execute or cause to be done or executed or to join with other persons in doing or executing all such works, acts, deeds, matters and things which under or by virtue of any statutory enactment or otherwise are or shall be properly directed or are necessary to be done or executed upon or in respect of the Leased Premises or any part thereof including (without prejudice to the foregoing generality) all such works which may be properly directed or necessary to be done in pursuance of the Offices, Shops and Railway Premises Act 1963, the Fire Precautions Act 1971, the Health and Safety at Work etc., Act 1974, the Environmental Protection Act 1990 and other relevant statutes (and in particular ensure that at all times the

         Leased Premises conform to the then current Fire Regulations) and to comply at their own expense with any other requirements of any other public authority in respect of the Leased Premises or the use thereof and in particular any rule or regulation with regard to the storage of inflammable materials which may under or in pursuance of any enactment be directed or required by any public authority or by the Landlords' insurers and not to permit or suffer to be working in the Leased Premises at any time such number of persons as will infringe the requirements in relation to the sanitary conveniences and working facilities required by any enactment.

11       FIRE APPLIANCES

         To keep the Leased Premises sufficiently supplied and equipped with moveable fire fighting and extinguishing apparatus and appliances of a type to be approved from time to time by the Landlords and the Fire Authority which will be open to the inspection and maintained to the reasonable satisfaction of the Landlords and also not to obstruct or permit to be obstructed the access to or means of working such apparatus and appliances and to comply at the Tenants' expense with all requirements from time to time of the Fire Authority insofar as relating to he Leased Premises and the use thereof and escape therefrom.

12       USE

         12.1 Not to use the Leased Premises other than as high quality commercial or professional offices within Class 2(b) or Class 4(a) or (b) of the Town and Country Planning (Use Classes) (Scotland) Order 1989 and for so long as Hycor Biomedical Limited are the Tenants under this Lease for manufacture and distribution in connection with their business carried on from the Leased Premises being uses related to the life sciences.

         12.2 Not to use or permit to be used the Leased Premises or any part thereof for any offensive, noisy, noxious or dangerous trade, business or manufacture or for any purposes which constitute a nuisance, or otherwise cause disturbance to the tenants or occupiers of other parts of the Building or to the owners or occupiers of any adjoining or neighbouring properties and in particular not to use the Leased Premises for any illegal or immoral purpose or for gaming or gambling or as an employment agency, betting shop, amusement arcade, leisure centre or premises licensed for the sale of ale, beer, wines or spirits or for any form of public entertainment or as a residence for any person or for sale by auction or public meeting.

13       COSTS OF ABATING A NUISANCE

         To pay to the Landlords on demand all reasonable costs, charges and expenses which may properly be incurred by the Landlords in abating a nuisance and executing all such works which may be necessary for abating a nuisance, both in obedience to a notice served by a Local Authority in respect of the Leased Premises.

14       NOT TO ENDANGER INSURANCE

         14.1 Not to do or permit to be done or omit to do within or upon the Leased Premises or any part of the Building any act or thing which might prevent the Landlords from insuring the Building or any part thereof or whereby the insurance of the Building or any part thereof against the Insured Risks may be rendered void or voidable or whereby the risk of the Leased Premises or the Building being destroyed or damaged by any of the

                  Insured Risks may be increased or to do any act or thing tending to materially increase the rate of premium for such insurance and to repay to the Landlords any sum paid by way of increased premium and all reasonable expenses properly incurred in or about any renewal of any such insurance policy rendered necessary by a breach of this obligation.

         14.2 Subject to Clause 15 of this Part of the Schedule not to effect any policy of insurance of its own accord in respect of any of the Insured Risks and in default to pay all insurance monies received or payable under any such policy to the Landlords to such extent as may be necessary to make good any restriction in insurance proceeds payable to the Landlords caused thereby;

15       INSURANCE OF PLATE GLASS

         To insure and keep insured all the plate glass windows, doors and partitions in the Leased Premises with an insurance office of repute or with underwriters to be approved by the Landlords, such approval not to be unreasonably withheld or delayed to the full reinstatement value thereof and to pay all premiums necessary for that purpose and whenever required produce to the Landlords the policy of insurance and the receipt for the current years premium and to cause all monies received by virtue of any such insurance to be forthwith laid out in reinstating the said plate glass windows, doors and partitions with glass of the same nature, quality and thickness and to make up any deficiency out of their own money.

16       MAKING GOOD OF UNINSURED LOSS DUE TO TENANTS' DEFAULT

         In the event of the Leased Premises, the Building or any part thereof being damaged or destroyed by any of the Insured Risks and the insurance monies under any insurance against the same effected thereon being wholly or partially irrecoverable by reason solely or in part of any act or default of the Tenants or any sub-tenant or any other person deriving right from the Tenants or for whom the Tenants are legally responsible then and in every such case the Tenants will (notwithstanding that this Lease may have been determined by the Landlords or surrendered by the Tenants pursuant to Clause 2 of Part VI of the Schedule) pay to the Landlords the sums thereby rendered irrecoverable or in the case of partial responsibility for such recoverability, such relevant proportion thereof as shall be fair and reasonable in the circumstances.

17       TO GIVE NOTICE OF DAMAGE

         In the event of the Leased Premises or any part thereof being destroyed or damaged by any of the Insured Risks to give notice thereof to the Landlords or their managing agents as soon as practicable thereafter.

18       TO PREVENT ENCROACHMENTS

         Not to stop up, darken or obstruct or suffer to be obstructed any of the windows, lights or ventilators belonging to the Leased Premises and not to permit any new window, light, ventilator, open doorway, path, passageway, drainage or other encroachment or servitude to be made or acquired into, against or over the Leased Premises or any part thereof nor to give to any third party any acknowledgement that the Tenants enjoy access of light to any of the windows or openings in the Leased Premises only by the consent of such third party and in case any such encroachment or servitude whatsoever shall be attempted to be made or acquired by any person or persons whomsoever to give notice thereof in writing to the Landlords or their managing agents immediately the same shall come to the notice of the Tenants and to do all things which may be proper for preventing any such encroachment or servitude being made or acquired.

19       PLANNING ACTS

         In relation to the Planning Acts:

         19.1 At all times during the subsistence of this Lease to comply in all respects with the provisions and requirements of the Planning Acts and of all consents, permissions and conditions (if any) granted or imposed or having effect thereunder so far as the same respectively relate to or affect the Leased Premises or any part thereof or any operation, works, acts or things already or hereafter to be carried out, executed, done or omitted thereon or the use thereof for any purpose during the currency of this Lease and not to do or omit or suffer to be done or omitted anything on or in connection with the Leased Premises or any part thereof the doing or omission of which shall be a contravention of the Planning Acts or any consent, permission or condition granted or imposed thereunder and to indemnify the Landlords against all actions, proceedings, damages, penalties, costs, charges, claims and demands in respect of such acts or omissions or any of them;

         19.2 In the event of the Landlords giving written consent to any of the matters in respect of which the Landlords' consent shall be required under the provisions of this Lease and in the event of permission from any Planning Authority under the Planning Acts being necessary for any such matter to apply at the cost of the Tenants for such permission and to give notice to the Landlords of the granting or refusal of any such permission forthwith on the receipt thereof;

         19.3 In the event of the Planning Authority agreeing to grant the required permission only with modifications or subject to any conditions, to give to the Landlords forthwith full particulars of such modifications or conditions and not to accept such modifications or conditions without the consent in writing of the Landlords (such consent not to be unreasonably withheld or delayed) and in the event of any planning permission being granted and the Tenants carrying out the development to which such planning permission relates to bear the cost of all works and other things authorised by the said permission and observe and perform all conditions (if any) attached thereto and to keep the Landlords effectually indemnified as aforesaid in respect of the said application and work done in pursuance of said permission and in respect of all breaches (if any) of the said planning consent (and conditions imposed thereby);

         19.4 To give notice forthwith to the Landlords of any notice, order or proposal for a notice or order served on or received by or which comes to the notice of the Tenants under the Planning Acts and if so required by the Landlords and at the expense of the Landlords to make or join in making such objections or representations in respect of any such notice, order or proposal that the Landlords may require acting reasonably but provided that the Tenants shall not be required to make any representations contrary to their interests;

         19.5 To comply at the Tenants' cost with any notice or order served in respect of the Leased Premises under the provisions of the Planning Acts unless otherwise excluded from the Tenants' obligations under this Lease;

         19.6 If and when called upon so to do to produce to the Landlords or the Landlords' managing agents all such plans, documents and other evidence that the Landlords may reasonably require in order to satisfy the Landlords that the provisions of this Clause have been complied with in all respects.

20       SIGNS

         Not to cause or permit to be displayed upon any part of the Leased Premises any name, legend, sign, notice or advertisement whatsoever which may be visible from outside the Leased Premises except such as have been first approved by the Landlords such approval not to be unreasonably withheld in relation to nameplates (and if necessary direction signs) at/in the entrances to the Building and Leased Premises respectively and upon the termination of this Lease to remove any such name, legend, sign, notice or advertisement and make good to the satisfaction of the Landlords any damage occasioned thereby.

21       TO INFORM LANDLORDS OF DEFECTS

         To inform the Landlords or their managing agents as soon as practicable after the same shall come to the notice of the Tenants of any material defects in the Leased Premises.

22       SUPPORT FOR ADJOINING PREMISES

         Not to do or omit or permit or suffer to be done or omitted in and upon the Leased Premises any matter or thing which might impair or prejudicially affect the support of the adjoining or adjacent premises whether above, below or beside the Leased Premises.

23       NOT TO OVERLOAD

         Not to place or permit or bring in or upon the Leased Premises any machinery or other things in such place and manner as shall or may subject the Leased Premises to any strain or load beyond which they are designed to bear with due margin for safety or which shall be noisy or cause dangerous vibrations and if the Tenants shall wish to instal in the Leased Premises any machinery or thing which may impose a weight or strain on the Leased Premises beyond that which the Leased Premises are designed to bear with due margin for safety the Landlords as a condition of giving consent may require the Tenants to carry out such works as in the reasonable opinion of the Landlords are necessary to strengthen the Leased Premises so that such machinery or other thing may be installed and operated without causing damage to the Leased Premises or the Building and not in the use of the electrical wiring and electrical installations in the Leased Premises to use the same or any part thereof in such a way as to overload the wiring system or any part of the electrical installations.

24       THE STOPPING UP OF DRAINS

         24.1 Not to allow any polluting agent to pass into the sewers, drains or water courses serving the Leased Premises or the Building or into adjoining or neighbouring premises or otherwise to stop up, obstruct or permit to be stopped up or obstructed the same and in the event of any obstruction or injury being occasioned thereby forthwith to remove such obstruction and to make good all damage to the reasonable satisfaction of the Landlords and to employ such plant for treating any deleterious effluent as may reasonably be required by the Landlords.

         24.2     Not to obstruct or permit to be obstructed any of the Common
                  Parts.

25       TO INFORM LANDLORDS OF NOTICES

         Within seven days of the receipt of notice of the same to give full particulars to the Landlords or their managing agents of any notice, order or proposal for a notice or order made, given or issued to the Tenants by any Government Department or Local or Public Authority under or by virtue of any statutory power or otherwise and if so required by the Landlords to produce such notice, order or proposal and so far as falling within the Tenants' obligations under this Lease at the Tenants' expense to take all reasonable or necessary steps to comply with any such notice or order or if falling outwith the Tenants' obligations hereunder if required by the Landlords to make or join with the Landlords and at the expense of the Landlords in making objections or representations against or in respect of any such notice, order or proposal as aforesaid except in so far as such representations shall be contrary to the interests of the Tenants.

26       TO OBSERVE REGULATIONS

         To observe, perform and abide by any Management Rules and Regulations from time to time made by the Landlords for the control and regulation of the Building provided always that in making said Management Rules and Regulations the Landlords shall be bound to act reasonably and in accordance with the Principles of Good Estate Management.

27       NOT TO SHARE POSSESSION

         Not to share or licence the occupation of the whole or any part of the Leased Premises with or to anyone whomsoever other than to a company being a subsidiary of or a holding company of the Tenants or a subsidiary of such holding company (as such terms "subsidiary" and "holding company" are defined in Section 736 of the Companies Act 1985) and then provided that no relationship of landlord and tenant is created such as to be enforceable against the Landlords and such licence shall endure only for so long as the relationship between the respective companies endures without the consent of the Landlords having been first obtained such consent not to be unreasonably withheld or delayed.

28       ASSIGNATION AND SUB-LETTING

         28.1 Subject and without prejudice to the following provisions of this Clause not to assign, sub-let or otherwise in any way or for any purpose deal with the Tenants' interest in the whole or in part of the Leased Premises without the prior written consent of the Landlords such consent not to be unreasonably withheld or delayed.

         28.2 In the event of the Tenants at any time or times proposing to assign their whole interest under this Lease to any proposed assignee demonstrated to the satisfaction of the Landlords acting reasonably to be of established substance, good financial standing and capable of fulfilling the whole obligations of the Tenants under this Lease the Landlords subject to the following provisions shall not unreasonably refuse their consent to such assignation.

         28.3 Provided it is demonstrated to the satisfaction of the Landlords acting reasonably that the proposed sub-tenant is reputable, of good financial standing and capable of performing the obligations imposed under any sub-lease the Landlords shall not unreasonably refuse their consent to a sub-lease of the whole of the Leased Premises subject as follows:

                  a) Every permitted sub-lease shall be granted subject to the whole conditions of this Lease save with regard to duration and rent and to such other conditions as the Landlords acting reasonably shall approve or require in writing and shall be at the open market rent at the date of the sub-let without grassum, premium, fine or lump sum in commutation of rent;

                  b) The rent payable under any such sub-lease shall be subject to review when and on each occasion pursuant to the provisions of Part VII of this Schedule the rent payable under this Lease falls to be reviewed and on each review the rent payable made such Sub-Lease shall not be less than the rent then determined to be paid under this Lease;

                  c) The sub-tenant thereunder shall be prohibited from granting any assignation of such sub-lease without the consent of the Landlords (which consent will not be unreasonably withheld) and from granting any further sub-lease or sub-leases.

                  d) The Tenants shall procure such information with regard to the status and financial standing of any proposed assignee or sub-tenant as the Landlords shall reasonably require.

                  e) The Tenants shall use all reasonable endeavours diligently to enforce the due performance and observance by any permitted sub-tenant of all the obligations binding on such sub-tenant under the sub-lease in his favour.

                  f) Within twenty eight days of every assignation, sub-lease or other devolution of the interest of the Tenants in this Lease or of any sub-tenant or of any charge or release of any charge over or affecting the Leased Premises or any part thereof to give or procure that there will be given to the Landlords' solicitors an extract or photographic or certified copy of the relevant document together with such further information as the said solicitors shall reasonably require.

29       TO INDEMNIFY THE LANDLORDS

         To indemnify and keep indemnified the Landlords (and in respect of which if so required by the Landlords to maintain where the risk is insurable insurance cover to the reasonable satisfaction of the Landlords with a reputable Insurance Office and to exhibit the Policy and receipts for premiums to the Landlords when required) from and against:

         29.1 claims arising from matters which fall within the obligations of the Tenants under this Lease save where such claim has arisen in consequence of any negligent act, omission or default on the part of the Landlords or any third party for whom the Landlords are legally responsible;

         29.2 any failure or omission by the Tenants in the implementation or observance of the obligations on their part herein contained;

         and this Clause 29 shall remain in force in respect of claims in respect of antecedent breaches notwithstanding the expiry or earlier termination of this Lease.

30       EXPENSES

         To pay to the Landlords all properly and reasonably incurred costs, charges and expenses (including solicitors', Counsel's, surveyors', architects', engineers' and other professional costs and fees and VAT thereon) incurred by the Landlords:

         30.1 in connection with any application to the Landlords for consent or approval;

         30.2 in the preparation and service of any notice of want of repair or other notice served in accordance with the provisions of this Lease by the Landlords on the Tenants or in the preparation and service of a Schedule of Dilapidations during the subsistence of this Lease or within one month after its expiry or earlier termination;

         30.3 in connection with the recovery of arrears of rent and/or Service Charge or any other sum at any time due by the Tenants to the Landlords under this Lease which has remained unpaid for a period of fourteen days after the due date for payment;

         30.4 in connection with any, Assignation, Sub-Lease or other document consenting to Tenants' works to which the Landlords require to be a party; and

         30.5 in connection with the enforcement of the rights of the Landlords under this Lease in the case of a breach of the Tenants' obligations hereunder.

31       TO COMPLY WITH TITLES

         At all times to observe and perform, insofar as still valid, subsisting and applicable, all the real liens, burdens, conditions, restrictions, declarations, servitudes and others howsoever constituted affecting any part or parts of the Leased Premises as at the date of entry under this Lease;

32       TO LEAVE IN GOOD REPAIR

         On the expiry or sooner determination of the term of this Lease quietly and without any warning away or other process of removal to surrender to the Landlords the Leased Premises together with all additions and improvements made thereto and all fittings and fixtures (other than Tenants' fittings and fixtures which the Tenants shall be entitled to remove) in or upon the Leased Premises or which during the term of this Lease may have been affixed or fastened to or placed on or upon the same and that in such state and condition as shall be consistent with full and due performance by the Tenants of their obligations in this Lease contained with all locks, keys and fastenings complete and at the cost of the Tenants to repair and make good to the reasonable satisfaction of the Landlords all damage including damage to paintwork caused by the removal of Tenants' fittings and fixtures. The Tenants shall have no claim for compensation on the expiry or earlier termination of this Lease for whatsoever cause in respect of any work done by the Tenants in finishing or fitting out the Leased Premises.

                                     PART VI

                             LANDLORDS' OBLIGATIONS

1        TO INSURE

         To insure and keep insured at all times throughout the term of this Lease in the name of the Landlords with a reputable insurance company to be selected from time to time by the Landlords:

         1.1 The Building and all additions thereto and all fixtures and fittings, equipment and apparatus of an insurable nature which at any time may be erected or placed thereon or affixed thereto including the Leased Premises (other than the plate glass in the Leased Premises and tenants' fixtures and fittings) in the full reinstatement value thereof (as determined by the Landlords) acting reasonably against loss or damage by fire, aircraft, explosion, riot and civil commotion, malicious damage, subsidence, earthquake, storm or tempest, bursting or overflowing of water tanks, apparatus or pipes, flood, impact and such other risks as the Landlords may from time to time consider appropriate acting reasonably together with an amount in respect of architects', engineers', surveyors' and other professional fees and expenses and the cost of temporary hoarding and other temporary work, removal of debris, dismantling or demolishing and shoring up or propping and site clearance;

         1.2 Such of the Service Systems as the Landlords may deem appropriate acting reasonably and in accordance with the Principles of Good Estate Management against explosion, mechanical and electrical breakdown, third party and such other risks and in such amount as the Landlords shall from time to time deem fit acting reasonably;

         1.3 In respect of the Building to the extent which the Landlords shall consider necessary acting reasonably against public liability, employers' liability, property owners' and third party liability; and

         1.4 Against loss of rent and Service Charge under this Lease in respect of the Building for such period (being not less than three years) as the Landlords acting reasonably may deem necessary from time to time having regard to the likely period required for reinstatement in the event of both partial and total destruction in an amount which would take into account potential increases of rent in accordance with inter alia the rent review provisions contained in Part VII of this Schedule and of Service Charge all as may be estimated by the Landlords acting reasonably.

         There shall be added to all sums referred to in this Clause the amount of any irrecoverable VAT thereon.

         The Landlords' obligations under this Clause shall be subject to the availability of such insurance cover and to the conditions and exceptions contained in the insurance policies of the nature before specified provided that (1) the Landlords shall provide the Tenants with full details of such insurances when reasonably requested to do so and not more than once a year shall exhibit upon request evidence of the insurance effected and the insurance premiums paid and (2) the

         Landlords shall advise the Tenants as soon as practicable of any material changes in the risks or material terms of this insurance cover.

2        REINSTATEMENT

         In the event of destruction of or damage to the Leased Premises or any other part of the Building by reason of any of the Insured Risks and subject to:

         2.1      the Provisions of Clauses 14 and 16 of Part V of the Schedule;

         2.2      the proviso to this Clause; and

         2.3 all necessary statutory consents being obtained (the Landlords being obliged to take all reasonable steps in that regard)

         as soon as practicable the Landlords shall reinstate the Leased Premises or the Building relevant part or parts thereof or as the case may be to make good such of the Service Systems as shall have been so damaged or destroyed making good any shortfall in insurance monies but so that the Landlords shall not be required to apply for such purpose any insurance monies received by the Landlords in respect of loss of rent or Service Charge (other than any element of Service Charge insurance which shall relate to reinstatement) (which shall be retained by the Landlords who shall apportion the same according to the relevant interests therein and shall apply the amount apportionable to the Tenants' interest in lieu pro tanto of rent and Service Charge) or under any public liability, property owners', employers' liability or third party liability policy effected by the Landlords declaring however that in any such rebuilding or reinstatement the Landlords shall not be obliged to rebuild or reinstate precisely in accordance with the previous drawings and specifications but it shall be sufficient if the Leased Premises or the Building or the relevant part or parts thereof are restored so as to provide the Tenants with accommodation and amenities and rights in the Building substantially equivalent to the Leased Premises and to such amenities and rights and so that the provisions of this Lease shall apply to such accommodation and to such amenities and rights as they apply to the Leased Premises.

3        OPTION TO TERMINATE

         If the Leased Premises are rendered unfit for use and occupation by damage or destruction to the Building and the Leased Premises and the Building have not been rebuilt by the third anniversary of the date of such damage or destruction of the Leased Premises and the Building and/or the access thereto, either party may terminate this Lease by notice in writing to the other party to be given at anytime after the said third anniversary and upon service of such notice this Lease shall terminate but without prejudice to any claim of either the Landlords or the Tenants for any earlier breach of covenant by the other (declaring that any failure on the part of the Landlords to rebuild shall not, in itself, constitute such a breach of covenant). In the event that the Leased Premises are rendered unfit for use and occupation as aforesaid in the last year of the Lease or after the Tenants have served a notice to exercise the break option in terms of the Lease and both parties agree, acting reasonably that it is unlikely that the Leased Premises shall be rendered fit for occupation and use prior to the expiry or termination of the Lease, the Tenants shall be entitled to terminate this Lease immediately on giving written notice to that effect to the Landlords.

4        SERVICES

         In accordance with the Principles of Good Estate Management to carry out or procure the carrying out of such of the services specified in Parts IX and X of the Schedule as the Landlords acting reasonably and in accordance with said Principles consider appropriate from time to time for the benefit of the Tenants and other tenants or occupiers of the Building, and other buildings within the Park.

5        ACCESS

         To allow the Tenants and their permitted sub-tenants or licensees under this Lease and their respective invitees access to the Leased Premises, the Building and the Park at all hours of the day or night on any day of the week provided that the Tenants comply with the Landlords' reasonable security requirements when taking access outwith normal business hours.

                                    PART VII

                                  RENT REVIEWS

1 Wherever in this Part of the Schedule the context admits the following expressions shall have the meanings hereby assigned to them, namely:

         1.1 "Review Date" means the First day of October in the year Two thousand and six.

         1.2 "Review Period" means the period commencing on the Review Date and ending on the expiry of this Lease;

         1.3 "Market Rent" means the annual rent at which the Leased Premises could be let as one entity together with the Ancillary Rights on the open market at and from the Review Date for a term equivalent to the original duration of this Lease and otherwise subject to the provisions of this Lease (other than the actual amount of rent payable hereunder but including the provisions for rent review similar to those contained in this Part of the Schedule) and on the assumption (if not a fact) that:-

                  a) the Leased Premises are available for immediate letting by a willing landlord to a willing tenant without fine, premium or grassum and with vacant possession;

                  b) the Tenants have complied in all respects with all the obligations imposed on them under this Lease;

                  c) the Leased Premises are fit for immediate occupation and use;

                  d) in case the Leased Premises or the Common Parts or any part thereof have been destroyed or damaged they have been fully restored;

                  e) any prospective tenants are able fully to recover input VAT whether or not this is the case;

                           But disregarding any effect on rent of:-

                  a) the fact that the Tenants, any sub-tenants or permitted licensees under this Lease and their respective predecessors in title or any of them are, or have been, in occupation of the Leased Premises;

                  b) any goodwill attached to the Leased Premises by reason of the carrying on within the Leased Premises of the business of the Tenants, any sub-tenants or permitted licensees under this Lease or their respective predecessors in title or any of them;

                  c) any improvements or works carried out to the Leased Premises or any part thereof with the consent of and otherwise than in pursuance of any obligation to the Landlords, at the cost of the Tenants or any sub-tenant;

         1.2 "Surveyor" means such Chartered Surveyor having recent substantial experience in valuing premises of a kind and character similar to the Leased Premises in the Edinburgh area and who is a member of a leading firm of Surveyors practising inter alia in the field of laboratory facilities as may be nominated by agreement between the Landlords and the Tenants or in default of agreement appointed by or on behalf of the Chairman (or Senior Officer Holder at the time available) of the Royal Institution of Chartered Surveyors in Scotland (as constituted, reconstituted, formed or reformed from time to time) or if such Chairman or Senior Office Holder shall not be available appointed by such officer of such professional body of Surveyors as the Landlords, acting reasonably, shall designate;

         1.3 "Revised Rent" for the Review Period means the Market Rent in respect of the Review Period agreed in writing between the Landlords and the Tenants or determined (in default of agreement) by the Surveyor all as hereinafter provided;

         1.4 "Current Rent" means the yearly rent payable under this Lease immediately preceding the commencement of the Review Period;

         1.5 "Shortfall" means in respect of the period (if any) beginning on the Review Date and ending on the Scottish quarter term day next following the date on which the Revised Rent for the Review Period is ascertained the amount (if any) by which the aggregate equal quarterly instalments of the Revised Rent which would have been payable during that period had the Revised Rent been ascertained at the commencement thereof exceeds the aggregate of the instalments of the Current Rent paid for the same period; and

         1.6 "Shortfall Interest" means a capital sum equal to interest at Three per centum below the Specified Rate on the aggregate of the component parts of the Shortfall for the period from the date each component part became due until payment of the Shortfall.

2 The yearly rent for the Review Period shall be equal to whichever shall be the greater of:-

         2.1      the Current Rent;

                  and

         2.2      the Revised Rent.

3 If the Landlords and the Tenants have not agreed the Market Rent by a date three months prior to the Review Date the Landlords or the Tenants may at any time thereafter require the Market Rent to be determined by a Surveyor acting as an expert and not as an arbiter whose decision shall be final and binding on the parties and the following provisions shall apply:

         3.1 the fees and expenses of the Surveyor including the cost of his appointment shall be borne as directed by the Surveyor or failing which equally by the Landlords and the Tenants who shall each otherwise bear their own costs;

         3.2 the Landlords and the Tenants shall each be entitled to submit to the Surveyor in accordance with a timetable to be determined by the Surveyor written valuations, statements and other evidence relating to or supporting their assessments of the Market Rent in which event each shall at the same time deliver to the other party a copy of all such valuations and others submitted as aforesaid. The Surveyor shall not hold a hearing but shall determine the matter on the basis of his own judgment; and

         3.3 if the Surveyor shall fail to determine the Market Rent within three months of his appointment (or such longer period as the Landlords and the Tenants may agree in writing) or if prior to his making such determination he shall relinquish his appointment or die or it shall become apparent that, for any reason, he will be unable to complete his duties hereunder then it shall be open to either party on notice in writing to the other party and the Surveyor or his representatives to terminate forthwith the appointment of such person and to apply to the other party in the manner specified in Clause 1 of this Part of the Schedule for a substitute Surveyor to be appointed.

4 If the Revised Rent for the Review Period has not been ascertained by the commencement of the Review Period then in respect of the period commencing with the Review Date and ending on the quarter term day next occurring after the date on which the Revised Rent is ascertained payment on account of the yearly rent shall be made by the Tenants at the rate of the Current Rent at the times and in the manner specified in Clause 3 of the foregoing Lease and on the said last mentioned quarter term day the Tenants shall pay in addition to the instalment of the Revised Rent then payable the Shortfall and Shortfall Interest but without prejudice to the right of the Tenants to make earlier payment of the Shortfall and Shortfall Interest.

5 In the event of the Landlords being prevented or prohibited in whole or in part (in part meaning anything less than the whole) from exercising their rights under this Part of this Schedule and/or obtaining an increase in the annual rent at the Review Date by reason of any legislation, government order or decree or notice (increase in this context meaning such increase as would be obtainable disregarding the provisions of any such legislation and others as aforesaid) then and upon each and every occasion on which such event shall occur if the occurrence gives rise to total prevention or prohibition the date on which such Review would have otherwise taken effect shall be deemed to be extended to permit and require such Review to take place on the first date or dates thereafter upon which such right of increase may be exercised and/or obtained in whole or part and when in part on so many occasions as shall be necessary to obtain the whole increase (meaning the whole of the increase which the Landlords would have obtained if not prevented or prohibited as aforesaid) and if there shall be a partial prevention or prohibition only there shall be a further review or reviews (as the case may require) on the first date or dates as aforesaid and notwithstanding that the yearly rent may have been increased in part on or since the Review Date provided always that the provisions of this Clause shall be without prejudice to the Landlords' rights to review the annual rent on the Review Date as specified in the foregoing Clauses of this Part of this Schedule provided that the Landlords shall not thereby become entitled to recover in aggregate for the Review Period more rent than otherwise would have been the case if rent had been reviewed in the ordinary way at the Review Date.

6 Forthwith after the Revised Rent shall have been ascertained there shall be signed by, for or on behalf of the Landlords and the Tenants respectively a Memorandum in duplicate (one of which will be retained by the Landlords and the other of which will be retained by the Tenants) specifying the new increased yearly rent payable under the foregoing Lease and such Memorandum shall be evidence of the amount of such new increased yearly rent.

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                                       3

                                    PART VIII

                                 SERVICE CHARGE

1        SERVICE CHARGE

         The Tenants shall pay to the Landlords the Service Charge (as hereinafter defined) specified in this Part of this Schedule.

2        DEFINITIONS

         In this Part of this Schedule:

         2.1 subject to paragraphs 2.2 and 2.3 hereof "Service Year" means each consecutive period of twelve months beginning on the First day of April in each year or such other date as the Landlords may from time to time notify in writing to the Tenants;

         2.2 "First Service Year" means the period from the First day of April Nineteen hundred and ninety seven to the Thirty-first day of March immediately succeeding;

         2.3 "Last Service Year" means the period beginning on the First day of April prior to and ending on the expiration or sooner determination of the period of this Lease;

         2.4 "Managing Agents" means the managing agents appointed from time to time by the Landlords for the purpose of managing the Building and the Park or if no managing agents shall be appointed shall mean the Landlords themselves;

         2.5 "Service Expenditure" means the expenditure properly and reasonably incurred by the Landlords acting in accordance with the Principles of Good Estate Management in and about the provision of the services specified in Parts IX and X of this Schedule (subject to the exclusions contained in Clause 16 of Part IX of the Schedule and Clause 17 of Part X of the Schedule); and

         2.6 "Service Charge" means the aggregate of (a) 58% of the Service Expenditure in respect of the services specified in Part IX of this Schedule and (b) that proportion of the Service Expenditure in respect of the services specified in Part X of this Schedule which the gross internal floor area of the Leased Premises bears to the gross internal floor area of all other premises within the Park let or available for letting or for owner occupation from time to time.

3        ESTIMATES

         The Landlords shall use all reasonable endeavours to ensure that Managing Agents shall, within two months before (or as soon as practicable after the commencement of each Service Year including the First Service Year) prepare an itemised estimate of the Service Expenditure for the Service Year in question declaring that the Managing Agents shall be entitled to deduct from or add to the estimated Service Expenditure any deficiency or surplus of receipts and entitled to add thereto any deficiency (but not deficiencies caused by the failure of other tenants to pay their

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                                       4

         respective shares of the Service Charge) in or over the actual Service Expenditure carried forward from previous Service Years.

4        ADJUSTMENTS DURING SERVICE YEAR

         During the course of each Service Year the Managing Agents may from time to time revise any or all of the said estimates for that Service Year so as to take into account any actual or anticipated increase in any item of Service Expenditure and so as to keep to a minimum any possible disparity between the actual and estimated Service Expenditure in each year provided that reasonable prior written notice of such increase with an explanation of the reasons for the increase is given.

5        CERTIFICATION

         As soon as practicable after the calculation of the actual Service Expenditure shall have been completed in respect of any Service Year and in any event within four months of expiry of each Service Charge Year the Managing Agents shall certify the amount of the Service Charge payable by the Tenants for that Service Year. The relative vouchers and invoices upon which such calculation is based shall be open to inspection by the Tenants on prior appointment. Such Certificate shall contain a reasonable level of detail as to Service Expenditure and in the absence of manifest error or fraud shall be binding on the Landlords and the Tenants.

6        TIMES OF PAYMENT

         6.1 The Service Charge based upon the Managing Agent's estimate of the Service Expenditure in respect of each Service Year (other than the First Service Year but including the Last Service
                  Year) shall be payable by equal quarterly instalments (but subject nevertheless to revision pursuant to the provisions of Clause 4 of this Part of this Schedule) in advance on the Rent Payment Days. The Service Charge for the First Service Year based upon the Managing Agent's estimate of the Service Expenditure for the First Service Year shall be payable by quarterly payments in advance the first being on the First day of April Nineteen hundred and ninety seven and thereafter on each Rent Payment Day falling between the First day of April Nineteen hundred and ninety seven and the end of the First Service Year.

         6.2 As soon as the Managing Agent's Certificate shall have been completed under Clause 5 of this Part of the Schedule any overpayment by the Tenants based on the Managing Agent's estimate shall be allowed by the Landlords to the Tenants against the Tenants' future liability for Service Charge (except in the last year of this Lease when any overpayment shall be repaid by the Landlords to the Tenants no later than fourteen days after the date of the said Certificate) and any underpayment by the Tenants based on the Managing Agent's estimate shall be paid by the Tenants to the Landlords within fourteen days of demand.

         6.3 If the Tenants shall not have been given notice of the amount of the estimated Service Charge for any Service Year before the last Rent Payment Day in the previous Service Year the Tenants shall on that and any subsequent Rent Payment Day before such notice is given pay an amount equal to the last quarterly payment of Service Charge in respect of the previous Service Year but only in return for VAT invoices and the requisite adjustment by way of addition of underpayment or deduction of overpayment shall be

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                                       5

                  made to the quarterly instalment of estimated Service Charge payable on the first Rent Payment Day after such notice has been given.

         6.4 The provisions of this Part of the Schedule shall continue to apply notwithstanding the expiration or sooner determination of the period of this Lease until finalised but only in respect of the period down to such expiration or sooner determination of the period of the Lease.

7        INFORMATION ON SERVICE EXPENDITURE

         The Landlords shall, at the request of the Tenants, provide the Tenants with a detailed summary of the amounts comprising the Service Expenditure in any Service Year (the Tenants being entitled to examine vouchers and/or other supporting documentation but bound to act reasonably in that regard).

8        RETENTION

         The Tenants shall not be entitled to make any retention of Service Charge.

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                                       6

                                     PART IX

                       LANDLORDS' SERVICES (THE BUILDING)

1        TO REPAIR ETC.

         To repair, maintain and when beyond economic repair to reconstruct, rebuild, reinstate and replace and to decorate, refurbish and cleanse the Common Parts and that irrespective of the cause of the damage, destruction or deterioration.

2        TO MAINTAIN SERVICE SYSTEMS, LIGHTING, ETC.

         To inspect, maintain, repair and when beyond economic repair, renew and replace and to keep in working order the Service Systems and to keep the Common Parts properly heated and lit (as appropriate) in accordance with the statutory criteria.

3        TO PAY PROPORTION OF EXPENSES OF MAINTAINING MUTUAL WALLS, DRAINS, ETC.

         To pay such proportion (if any) as the Landlords are liable to pay of the costs and expenses of repairing, maintaining, rebuilding, renewing and cleansing all walls, fences, structures, pipes, drains, cables and other items which may belong to or be used for the Building in common or mutually with other near or adjoining subjects.

4        PAYMENT OF RATES, ETC.

         To pay and discharge all existing or future rates, taxes, duties, levies, charges, assessments, impositions and outgoings whatsoever whether parliamentary, county, municipal, parochial, local or of any other description in respect of the Common Parts other than taxation on rent (except VAT) and taxation on the Landlords' dealings with the Landlords' interest in the Common Parts.

5        PAYMENT FOR ELECTRICITY, ETC. IN COMMON PARTS

         To pay all charges, assessments and outgoings for water, electricity, fuel, telephone and public or statutory utilities payable in respect of the Common Parts.

6        ABATEMENT OF NUISANCE, ETC.

         To take reasonable steps deemed desirable or expedient by the Landlords for abating a nuisance and for complying with, making representations against or otherwise contesting the incidence of the provisions of any legislation or orders or statutory requirements thereunder concerning Town Planning, Compulsory Purchase, Public Health, Highways, Streets, Drainage or other similar matters relating to or alleged to relate to the Building for which the Tenants or any other tenant of premises within the Building is not directly liable under this Lease or any other lease and which relate to or affect the continued use of the Building as at present existing.

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                                       7

7        SERVICE EQUIPMENT

         To provide, maintain and store such equipment as may from time to time be reasonably necessary or desirable for the proper provision of the services mentioned in this Part of this Schedule.

8        NOTICES

         To provide, maintain and when necessary, replace and renew directional and other necessary signs in and upon the Common Parts.

9        EMPLOYMENT OF STAFF

         To employ and pay such contractors, agents, professional advisers, servants or others in and about the performance of the Landlords' Obligations including without prejudice to the foregoing generality payment of:

         9.1 the reasonable management fee of the Landlords or any Managing Agents retained by the Landlords to manage the Building provided that the management fee shall be related to the services provided and shall exclude any charges for collection of or commission on rent; and

         9.2 the reasonable fees and charges of any Accountant, Surveyor, Solicitor or other professional adviser employed for the giving of any professional or other advice to the Landlords or their Managing Agents in connection with the administration of the Building or Common Parts but excluding any fees and charges in respect of any part of the Building let or capable of being let.

10       EXPENSES OF MANAGEMENT RULES AND REGULATIONS

         To pay the reasonably incurred costs of preparing and supplying to tenants copies of any Management Rules and Regulations made, from time to time, by the Landlords governing the use of the Building or any part thereof.

11       ACCOUNTS

         To keep a detailed account of the expenditure incurred by the Landlords in respect of the obligations and provisions contained in this Part of this Schedule or incurred under Part VI of this Schedule and to provide the Tenants with a copy of a certified statement summarising the expenditure therein.

12       COMPLIANCE WITH LOCAL AUTHORITY REQUIREMENTS

         To comply with the directions and requirements from time to time of the local or any other competent authority in connection with the management and administration of the Common Parts.

13       FIRE FIGHTING EQUIPMENT

         To purchase, maintain, renew and insure fire fighting appliances for the Common Parts.

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                                       8

14       ADDITIONAL SERVICES

         To perform, supply and carry out such other services which the Landlords acting reasonably and in accordance with the Principles of Good Estate Management shall consider proper for the better and more efficient management and use of the Common Parts and the comfort and convenience of the generality of the tenants of the Building.

15       VAT

         To pay VAT at the applicable rate in respect of any item of expenditure herein mentioned in return for a valid VAT invoice.

16       EXCLUSIONS FROM SERVICE CHARGE

         In relation to the Services above appearing and the Service Charge all costs incurred or payable by the Landlords shall be reasonable and proper and the following items shall be excluded from the Service
         Charge:

         16.1 Repairs and other work which are paid from insurance proceeds paid out as a result of the occurrence of an Insured Risk;

         16.2 Any amount attributable to any unlet, lettable areas in the Building;

         16.3 Costs, fines or penalties incurred due to a breach by another tenant of any unit let within the Building but not recovered from such tenant as also the cost of taking enforcement action against such other tenant in respect of non-payment of rent or Service Charge; and

         16.4 Any sums attributable to works required as a result of any latent or inherent defects.

                                     PART X

                         LANDLORDS' SERVICES (THE PARK)

1        TO REPAIR ETC.

         To repair, maintain and when beyond economic repair to reconstruct the Common Parts including without prejudice to that generality to maintain the landscaped areas therein and to plant and replant the same.

2        TO CLEAN AND LIGHT

         To clean and, where appropriate, to light the Common Parts.

3        TO MAINTAIN SERVICE SYSTEMS

         To repair, maintain and, when beyond economic repair, to renew and to replace the Service Systems situated within the Common Parts.

4        TO INSURE

         To insure the Common Parts against such of the Insured Risks as the Landlords, acting reasonably, consider appropriate thereto.

5        PAYMENT OF RATES ETC.

         To pay and discharge all existing or future rates, taxes, duties, levies, charges, assessments, impositions and outgoings whatsoever whether parliamentary, county, municipal, parochial, local or of any other description in respect of the Common Parts other than taxation on rent (except VAT) and taxation on and any other sum payable in respect of the Landlords' dealings with the Landlords' interest in the Common Parts.

6        PAYMENT OF ELECTRICITY ETC IN COMMON PARTS

         To pay all charges, assessments and outgoings for water, electricity, fuel, telephone and public or statutory facilities payable in respect of the Common Parts.

7        ABATEMENT OF NUISANCE ETC.

         To take all reasonable steps deemed desirable or expedient by the Landlords for abating a nuisance and for complying with, making representations against or otherwise contesting the incidence of the provisions of any legislation or orders or statutory requirements thereunder concerning Town Planning, Compulsory Purchase, Public Health, Highways, Street, Drainage or other similar matters relating to or alleged to relate to the Park for which the Tenants or any other tenant of premises within the Park is not directly liable under this Lease or any other lease and which relate to or affect the continued use of the Park as at present existing.

8        SERVICE EQUIPMENT

         To provide, maintain and store such equipment as may from time to time be reasonably necessary or desirable for the proper provision of the services mentioned in this Part of the Schedule.

9        NOTICES

         To provide, maintain and when necessary, replace and renew directional and other necessary signs in and upon the Common Parts.

10       EMPLOYMENT OF STAFF

         To employ and pay such contractors, agents, professional advisers, servants or others in and about the provision of the Landlords' Services including without prejudice to the foregoing generality payment of (a) the reasonable management fee of the Landlords or any Managing Agents retained by the Landlords to manage the Park (under exception of the Building and all other buildings erected within the
         Park) provided that the management fee shall be related to the services provided and shall exclude any charges for collection of or commission on rent and (b) the reasonable fees and charges of any Accountant, Surveyor, Solicitor or other professional adviser employed for the giving of any professional or other advice to the Landlords or their Managing Agents in connection with the administration of the Park.

11       EXPENSES OF MANAGEMENT RULES AND REGULATIONS

         To pay the reasonably incurred costs of preparing and supplying to tenants, copies of any Regulations made from time to time, by the Landlords governing the use of the Park (under exception of the Building and all other buildings erected within the Park) or any part thereof.

12       ACCOUNTS

         To keep an account of the expenditure incurred by the Landlords in respect of the provisions contained in this Part of this Schedule and to provide the Tenants with a copy of a certified statement summarising the expenditure therein.

13       COMPLIANCE WITH LOCAL AUTHORITY REQUIREMENTS

         To comply with the directions and requirements from time to time of the local or any other competent authority in connection with the management and administration of the Park (under exception of the Building and all other buildings erected in the Park).

14       FIRE FIGHTING EQUIPMENT

         To purchase, maintain, renew and insure fire fighting appliances for the Park (under exception of the Building and all other buildings erected in the Park)

15       ADDITIONAL SERVICES

         To perform, supply and carry out such other services or matter which the Landlords acting reasonably and in accordance with the Principles of Good Estate Management consider proper for the better and more efficient management and use of the Common Parts and the comfort and convenience of the generality of the tenants of the Park.

16       VAT

         To pay VAT at the applicable rate in respect of any item of expenditure herein mentioned in return for a valid VAT invoice.

17       EXCLUSIONS FROM SERVICE CHARGE

         In relation to the Services above appearing and the Service Charge all costs incurred or payable by the Landlords shall be reasonable and proper and the following items shall be excluded from the Service
         Charge:

         17.1 Repairs and other work which are paid from insurance proceeds paid out as a result of the occurrence of an Insured Risk;

         17.2 Any amount attributable to any unlet, lettable areas in the Building;

         17.3 Costs, fines or penalties incurred due to a breach by another tenant of any unit let within the Building but not recovered from such tenant as also the cost of taking enforcement action against such other tenant in respect of non-payment of rent or Service Charge; and

         17.4 Any sums attributable to works required as a result of any latent or inherent defects.